UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported) February 14, 2006
SOLECTRON CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11098	94 - 2447045

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

847 Gibraltar Drive, Milpitas, California		95035

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (408) 957-8500
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SECTION 1 — Registrant’s Business and Operations

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
ITEM 8.01 Other Events
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 1.1
EXHIBIT 4.1
EXHIBIT 4.3
EXHIBIT 99.1
EXHIBIT 99.2

ITEM 1.01 Entry into a Material Definitive Agreement
On February 14, 2006, Solectron Global Finance Ltd (“Financeco”), an exempted company with limited liability under the laws of the Cayman Islands and an indirect, wholly-owned subsidiary of Solectron Corporation (“Solectron”), sold $150,000,000 in principal amount of Financeco’s 8.00% Senior Subordinated Notes due 2016 (the “Notes”). The Notes were sold pursuant to a Purchase Agreement, dated as of February 14, 2006 (the “Purchase Agreement”), among Financeco and Solectron, and Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., as representatives of the initial purchasers identified therein (collectively, the “Initial Purchasers”). The Notes were issued pursuant to an Indenture, dated as of February 21, 2006, which includes the form of the Notes, among Financeco, as issuer, Solectron, as guarantor, and U.S. Bank National Association, as trustee (the “Indenture”).
The Purchase Agreement provides that the Notes will be offered and sold to the Initial Purchasers and reoffered by the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on applicable exemptions from the registration requirements of the Securities Act.
The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, dated as of February 21, 2006 (the “Registration Rights Agreement”), among Financeco, Solectron and the Initial Purchasers. Pursuant to the Registration Rights Agreement, Financeco and Solectron have agreed to register the Notes under the Securities Act within a specified time or pay additional amounts to the holders of the Notes.
The Notes will bear interest at 8.00% per year and will mature on March 15, 2016. Interest on the Notes will be payable on March 15 and September 15 of each year, beginning on September 15, 2006. The Notes will be unsecured, senior subordinated obligations of Financeco and will be subordinated in right of payment to all of Financeco’s existing and future senior debt. The Notes will be fully and unconditionally guaranteed on a senior subordinated, unsecured basis by Solectron (the “Guarantee”).
At any time prior to March 15, 2009, Financeco or Solectron may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 108% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, with cash in an amount not in excess of the Net Cash Proceeds of one or more Qualified Equity Offerings, both as defined in the Indenture, provided that at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Financeco, Solectron and its subsidiaries), and provided that the redemption occurs within 90 days of the date of the closing of such Qualified Equity Offering. On or after March 15, 2011, Financeco or Solectron may redeem all or a part of the Notes, at redemption prices from 100% to 104% of the principal amount, plus accrued and unpaid interest on the Notes redeemed, to, but not including, the redemption date. In addition, at any time prior to March 15, 2011, Financeco or Solectron may, at their option, redeem the Notes, in whole or in part, from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, and (2) the Make-Whole Premium, plus accrued and unpaid interest to, but not including, the date of redemption. The Notes are not entitled to a sinking fund.
Following a Change of Control, as defined in the Indenture, holders of the Notes may require Financeco to repurchase all or a portion of the Notes at a price equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of repurchase.
The Indenture includes covenants that limit the ability of Financeco, Solectron and Solectron’s Restricted subsidiaries, as defined in the Indenture to include Solectron’s significant subsidiaries, to, among other things, incur additional indebtedness, pay dividends, make distributions in respect of Financeco’s, Solectron’s or Solectron’s Restricted Subsidiaries’ capital stock, make other restricted payments, give subsidiary guarantees of other debt, enter into transactions with affiliates or related persons, sell assets, enter into sale and leaseback transactions, create liens, or consolidate, merge or sell all or substantially all of Financeco’s, Solectron’s or Solectron’s Restricted Subsidiaries’ assets, but many of these covenants would be suspended during the time that the Notes are rated Baa3 or above by Moody’s Investor Services or BBB- or above by Standard & Poor’s, and, subject to certain exceptions, no default or event of default has occurred and is continuing.
The Indenture provides for customary events of default, including payment defaults, breaches of covenants, defaults under or acceleration of other indebtedness, failure to pay final judgments, and events of bankruptcy, insolvency and reorganization. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to Financeco, Solectron or any Restricted Subsidiary or group of Restricted Subsidiaries that would individually or collectively constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. Subject to certain exceptions, if any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, together with accrued and unpaid interest.
Financeco intends to use the net proceeds from the offering, together with cash on hand, to repay at maturity Solectron’s outstanding 7.375% Senior Notes due March 1, 2006.
The above descriptions of the Indenture, the Notes, the Guarantee, the Purchase Agreement and the Registration Rights Agreement are summaries only and are qualified in their entirety by reference to the respective exhibits to this Current Report on Form 8-K.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
See disclosure under Item 1.01 of this report, which is incorporated by reference in this Item 2.03.
ITEM 8.01 Other Events
On February 13, 2006, Solectron issued a press release announcing the proposed offering of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.
On February 14, 2006, Solectron issued a press release announcing that it has priced the offering of the Notes. A copy of the press release is attached as Exhibit 99.2 to this Current Report and is incorporated by reference herein.
ITEM 9.01 Financial Statements and Exhibits
(c) Exhibits.

Exhibit	Description
1.1	Purchase Agreement, dated February 14, 2006, among Solectron Global Finance LTD, Solectron Corporation and the Initial Purchasers named therein

4.1	Indenture dated February 21, 2006, among Solectron Global Finance LTD, as Issuer, Solectron Corporation, as Guarantor and U.S. Bank National Association, as Trustee

4.2	Form of 8.00% Senior Subordinated Note due 2016 (included in Exhibit 4.1)

4.3	Registration Rights Agreement dated February 21, 2006, among Solectron Global Finance LTD, Solectron Corporation and the Initial Purchasers named therein

99.1	Press release dated February 13, 2006 announcing Solectron Global Finance LTD’s proposed offering of approximately $150 million aggregate principal amount of Senior Subordinated Notes due 2016.

99.2	Press release dated February 14, 2006 announcing the pricing of Solectron Global Finance LTD’s offering of $150 million aggregate principal amount of Senior Subordinated Notes due 2016.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2006	Solectron Corporation
/s/ Warren Ligan
Warren J. Ligan
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit	Description
1.1	Purchase Agreement, dated February 14, 2006, among Solectron Global Finance LTD, Solectron Corporation and the Initial Purchasers named therein

4.1	Indenture dated February 21, 2006, among Solectron Global Finance LTD, as Issuer, Solectron Corporation, as Guarantor and U.S. Bank National Association, as Trustee

4.2	Form of 8.00% Senior Subordinated Note due 2016 (included in Exhibit 4.1)

4.3	Registration Rights Agreement dated February 21, 2006, among Solectron Global Finance LTD, Solectron Corporation and the Initial Purchasers named therein

99.1	Press release dated February 13, 2006 announcing Solectron Global Finance LTD’s proposed offering of approximately $150 million aggregate principal amount of Senior Subordinated Notes due 2016.

99.2	Press release dated February 14, 2006 announcing the pricing of Solectron Global Finance LTD’s offering of $150 million aggregate principal amount of Senior Subordinated Notes due 2016.